Exhibit 2.1


                           STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement (the "Agreement") is made and entered into on December 23, 2004, by and among Pan, Hsueh-Cheug (the "Buyer"), Tuttle Industries Corp., a Delaware corporation ("Tuttle"), and Helen Pan ("Shareholder").

1.   THE ACQUISITION.

   1.1 Purchase and Sale Subject to the Terms and Conditions of this Agreement. At the Closing to be held as provided in Section 2, Shareholder shall sell 5,000,000 shares (the "Tuttle Shares") of the common stock of Tuttle, which represents 100% of the issued and outstanding common shares in Tuttle, to the Buyer hereto and the Buyer shall purchase the Tuttle Shares from Shareholder, free and clear of all Encumbrances other than restrictions imposed by Federal and State securities laws.

   1.2 Purchase Price. At the Closing, the Buyer shall pay an aggregate total of $100,000 (the "Purchase Price") in consideration for the Tuttle Shares to Shareholder by wire transfer to an account held by Daichun Cheng, Esq., the attorney of this transaction, of Fuzhou, China.

2.   THE CLOSING.

   2.1 Place and Time. The closing of the sale of the Tuttle Shares for the Purchase Price (the "Closing") shall take place at a place, date and time as the parties may mutually agree.

   2.2 Deliveries by Shareholder. At the Closing, Shareholder shall deliver the following to the Buyer:

   (1) Certificates representing the Tuttle Shares, duly endorsed for transfer to the Buyer.

   (2)   The documents contemplated by Section 3.

All other documents, instruments and writings required by this Agreement to be delivered by Shareholder at the Closing and any other documents or records relating to Tuttle's business reasonably requested by the Buyers in connection with this Agreement.

   2.3 Deliveries by Buyer. At the Closing, the Buyer shall deliver the following to Shareholder:

   (1) The Purchase Price by wire transfer to an account held by Daichun Cheng, Esq., of Fuzhou, China.

   (2)  The documents contemplated by Section 4.

All other documents, instruments and writings required by this Agreement to be delivered by the Buyer at the Closing.

3.     CONDITIONS TO THE BUYER'S OBLIGATIONS.

The obligations of the Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the Buyer:

  3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement that prohibits the Buyer's acquisition of the Tuttle Shares.

  3.2 Representations, Warranties and Agreements. (a) The representations and warranties of Shareholder and Tuttle set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) Shareholder and Tuttle shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

4.     CONDITIONS TO SHAREHOLDER AND TUTTLE'S OBLIGATIONS.

The obligations of Shareholder and Tuttle to effect the Closing shall subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Shareholder and Tuttle:

  4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement that prohibits the Shareholder's sale of the Tuttle Shares.

  4.2 Representations, Warranties and Agreements. (a) The representations and warranties of the Buyer set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and
(b) the Buyer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

5.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND TUTTLE.

Shareholder and Tuttle each hereby jointly and severally represents and warrants to the Buyer that:

  5.1 Authorization. Tuttle is a corporation duly organized, and validly existing under the laws of the state of Delaware. This Agreement constitutes a valid and binding obligation of Shareholder and Tuttle, enforceable against it in accordance with its terms.

  5.2 Capitalization. The authorized capital stock of Tuttle consists of 80,000,000 authorized shares of common stock, par value $.0001, and 20,000,000 preferred shares, par value $.0001, of which 5,000,000 common shares and no preferred shares are presently issued and outstanding. As of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of Tuttle obligating Tuttle to issue any additional shares of common or preferred stock or any of its securities of any kind.

  5.3 Ownership of Tuttle Shares. The delivery of certificates to the Buyer provided in Section 2.2 will result in the Buyer's immediate acquisition of record and beneficial ownership of the Tuttle Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws.

  5.4 Financial Statements. Tuttle has delivered to Buyer the balance sheet of Tuttle as of September 30, 2004 and statements of income and changes in financial position for the periods then ended and the period from inception to the period then ended. To the best of Tuttle's knowledge and belief the Tuttle Financial Statements are accurate and complete in accordance with generally accepted accounting principles.

  5.5 Litigation. To the best of Shareholder and Tuttle's knowledge and belief, there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Tuttle which is likely to have a material adverse effect on the business or financial condition of Tuttle. To the best of Shareholder and Tuttle's knowledge and belief, Tuttle is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Tuttle.

  5.6 Absence of Certain Changes. To the best of Shareholder and Tuttle's knowledge and belief, since the date of the Tuttle Financial Statements filed with the SEC, there has not been any material adverse change in the business or financial condition of Tuttle, and Tuttle has not made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments.

6.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants to Shareholder and Tuttle that:

  6.1 Binding Effect. This Agreement constitutes a valid and binding obligation of the Buyer, enforceable against Buyer in accordance with its terms.

  6.2 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement by the Buyer or the consummation of the sale of the Tuttle Shares to the Buyer.

  6.3 Other Consents. No consent of any Person is required to be obtained by the Buyer to the execution, delivery and performance of this Agreement or the consummation of the sale of the Tuttle Shares to the Buyer.

  6.4 Manner of Sale. At no time was Buyer presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

  6.5 Purchase for Investment. The Buyer is purchasing the Tuttle Shares solely for his own account for the purpose of investment.

7.    MISCELLANEOUS.

  7.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

  7.2 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

  7.3 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

  7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

  7.5 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of New York, without regard to the conflicts of law principles thereof.

  7.6 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.


"THE BUYER"

PAN, HSUEH-CHEUG


/s/ Pan, Hsueh-Cheng
----------------------
By:  Pan, Hsueh-Cheng


"TUTTLE"

TUTTLE INDUSTRIES CORP.


/s/ Helen Pan
-----------------------
By: Helen Pan, President


"SHAREHOLDER"

HELEN PAN

/s/ Helen Pan
----------------
By: Helen Pan